Exhibit 10.3

Fulgent Genetics, Inc. Executive Officer Incentive Plan Effective January 1, 2023

Introduction

The Executive Officer Incentive Plan (the “Plan”) is an annual incentive compensation program designed to support the pay for performance philosophy of Fulgent Genetics, Inc. (“Company”) by rewarding members of the executive management team for their contributions in the achievement of corporate profitability and other important performance targets. The Plan is intended to deliver competitive levels of incentive compensation at expected levels of corporate performance with substantial upside potential for superior performance.

Purpose of the Plan

The purpose of the Plan is to:

▪
Align the executive management team with the organization’s strategic plan and critical performance goals;
▪
Motivate and reward the achievement of specific, measurable performance objectives;
▪
Provide incentive payouts commensurate with the organization’s performance;
▪
Provide competitive total compensation opportunities; and
▪
Enable the organization to attract, motivate, and retain talent.

Participation and Eligibility

Participants in the Plan shall include the company’s executive officers as determined by the Administrator. Additional individuals may be added to or removed from the Plan as participants at the discretion of the Administrator. Eligibility in the Plan will be communicated to each participant in writing at the beginning of the Performance Year (as defined below).

Participants who join the organization during the Performance Year, or who transfer into an eligible position, and who are made eligible for the Plan in that year by the Administrator, will be eligible for a prorated incentive opportunity based on the number of full months the individual works in the eligible position. Generally, anyone joining the organization, or transferring into an eligible position, after September 30 will not be eligible for an incentive opportunity for that Performance Year.

Performance Period

The Plan will measure performance from January 1 to December 31 (“Performance Year”).

Target Incentive Opportunities

Each participant will have a specified annual target incentive opportunity based on their role. The target incentive will be expressed as a percentage of annual base salary for the Plan Year. The target incentive opportunities as a percent of annual base salary will be communicated to each participant in writing at the beginning of the Performance Year.

Performance Measures

The Plan delivers annual incentives based on company performance. The table below provides the performance metrics and weighting for each performance component.

Performance Metrics	Weightings
Revenue	50%
EBITDA	50%
Total	100%

At the beginning of the Performance Year, specific performance goals are defined and are approved by the Administrator. The goals reflect the strategic priorities for the Company. The Administrator may change the performance metrics and adjust the weightings for a Performance Year at any time in its sole discretion.

Determination of Incentive Awards

After the end of the Performance Year and completion of the financial statement audit, each participant will be eligible for an incentive award, calculated by taking (A) multiplied by (B), where:

(A)
is the participant’s target incentive opportunity, and
(B)
is the adjustment for company performance.

The Company performance is based on level of achievement of the goals. Threshold levels of performance are established for each goal. If the applicable threshold level of achievement is met, participants will be eligible to be awarded a pro rata portion of such goal’s target incentive based on the difference between the applicable threshold and the related goal. The maximum award is capped at 200% of the target incentive. Refer to the Appendix A for details relating to Plan funding and an illustration.

If threshold levels of performance are not met, then any incentive award will be at the discretion of the Administrator.

Incentive awards may be appropriately adjusted for all other extraordinary and unusual items or events as the Administrator determines may be necessary or appropriate in its sole and absolute discretion. The Administrator also retains the discretion to adjust individual participant awards up or down at any time based upon any other factors determined to be relevant, regardless of whether any of the performance metrics outlined herein are achieved.

Annual Incentive Timing and Payment

Following the end of the Performance Year, upon completion of the financial statement audit, the annual incentive award will be calculated for each participant and approved by the Administrator. Upon approval, incentive payments (less any applicable tax withholdings) shall be made to participants. Generally, payment will be made as soon as administratively possible; however, all payments made to participants under this Plan shall be paid no later than March 15 of the year following the Performance Year.

Employees will only be eligible to earn an incentive award for the applicable Plan Year if the Employee remains employed until the payment date of the award. The incentive award shall not be deemed to be earned until the payment date, which is the date by which services by the Employee must be completed in order to effectuate earning such award. If a participant resigns or is terminated for any reason and subsequently violates the terms of a previously signed Confidentiality and Non-Solicitation Agreement or Employment Agreement, the participant shall also forfeit the right to retain any previous incentive award payments made and shall be required to repay the full amount of all prior incentive award payments paid, except as required by applicable law. Payments under this Plan are subject to the Company's Incentive Compensation Recoupment Policy as then in effect. If the Participant fails to repay any portion of the incentive amounts rightfully required to be returned, the Company may take legal action to recover any such amounts previously paid.

For a participant that was on an approved medical leave of absence or on a military leave of absence during the Performance Year, eligibility for an incentive award will be prorated based on the number of days worked in the Performance Year.

Although The Company does not guarantee the tax treatment of any payments under the Plan, the intent is that the payments under this Plan be exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended, and all Treasury regulations and guidance.

About the Plan

The Board of Directors (the “Board”) will administer the Plan and may delegate the responsibility to administer the Plan to the Compensation Committee (“Administrator”). The Administrator shall have authority, duty, and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all factual and legal questions concerning the status of the participants and others under the Plan, including but not limited to, eligibility for incentive awards, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Incentive awards payable are subject to approval by the Administrator. Incentive awards under this Plan will be payable only if the Administrator decides in its sole discretion that the employee is entitled to them under the Plan. The determinations, interpretations, and regulations of the Administrator and the calculations of the Administrator shall be final and binding on all persons and parties concerned.

No employee will have a claim as a matter of right to any incentive award until it is actually paid to him or her. The Company reserves the right to amend, modify, or terminate any or all the provisions of the Plan in the future in its sole discretion. This Plan does not constitute an agreement of any kind.

Impact on Benefits

Incentive payment received under this Plan may impact benefits. The benefit plans each define “compensation.” The definition may be different for each benefit plan. Refer to the benefit plan documents for additional information.

Employment at Will

While it is hoped that each participant’s employment relationship with the Company will be mutually rewarding and long-term, this document should not be construed as, and does not constitute, a contract of employment for any specific duration. The participant or Company may terminate the employment relationship at any time.

APPENDIX A[***]

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